Exhibit 13.1

CERT IFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Alberta Star Development Corp. (the "Company") on Form 20-F/A for the period ended November 30, 2010, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Tim Coupland, Principal Executive and I, Gordon Steblin, Principal Financial Officer of the Company, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and
(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

“Tim Coupland”
Tim Coupland, Principal Executive Officer

May  24 , 2011

“Gordon Steblin”
Gordon Steblin, Principal Financial Officer

May   24, 2011